EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-56260, 333-56256, 333-54272, 333-43648 and
333-43578) of VINA Technologies, Inc. of our report dated March 9, 2000, except for Note 9, which is dated as of April 4, 2000 relating to the financial statements of Woodwind Communications, Inc. for the year ended December 31, 1999, which appears in the Current Report on Form 8-K of VINA Technologies, Inc. dated February 27, 2001.


/s/ PricewaterhouseCoopers LLP

McLean, Virginia
May 14, 2001